Exhibit 12.1
                                                                    ------------


STATEMENT RE COMPUTATION OF RATIOS

This schedule contains financial information extracted from the Registrant's Financial Statements as of December 31, 2001and March 31, 2002, and is qualified in its entirety by reference to such Financial Statements:

                                                                 December 31,     March 31,
                                                                     2001            2002
                                                                -------------    -------------
Current Ratio:

The ratio of current assets divided by current liabilities -

Current assets  (numerator)                                        $510,406         $784,789
Current liabilities (denominator)                                   364,909          600,323

   Current ratio                                                        1.4              1.3

Working Capital:

Current Assets minus Current Liabilities

Current assets                                                     $510,406         $784,789
Current liabilities                                                 364,909          600,323

   Working Capital                                                  145,497          184,466